                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNING


                       LANNETT COMPANY, INC AND SUBSIDIARY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                        THREE MONTHS ENDED DECEMBER 31
                                            2000              2000                      1999              1999
                                            ------------------------------------------------------------------
                                          Net Income/(Loss)   Shares                    Net Income        Shares

Basic earnings per share factors            ($415,031)        13,206,128              $  381,434        6,075,693

Effect of potentially dilutive
option plans and debentures:

 Interest on debentures                                                               $   40,932

 Conversion on debentures                                                                               7,130,435

Employee stock options                                                 -                                        -
                                                     ---------------------------------------------------------------


Diluted earnings per share factors          ($415,031)        13,206,128              $  422,366       13,206,128
                                            ----------        ----------         ------------------    ----------


Basic earnings per share                     $  (0.03)                                $     0.06

Diluted earnings per share                   $  (0.03)                                $     0.03



Options to purchase 136,700 shares, 80,000 shares and 1,550 shares of common stock at $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at December 31, 2000. Options to purchase 180,000 shares, 5,200 shares, 4,000 shares and 150,950 shares of common stock at $1.38 per share, $3.78 per share, $4.38 per share and $1.13 per share, respectively, were outstanding at December 31, 1999. These options were not included in the computation of diluted earnings per share because to do so would be antidilutive. These securities could potentially be dilutive in the future.






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                       LANNETT COMPANY, INC AND SUBSIDIARY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                         SIX MONTHS ENDED DECEMBER 31
                                            2000              2000                      1999              1999
                                            ------------------------------------------------------------------
                                            Net Income        Shares                    Net Income        Shares

Basic earnings per share factors            $167,197        13,206,128                 $611,676           5,640,910

Effect of potentially dilutive
option plans and debentures:

 Interest on debentures                                                                $ 86,301

 Conversion on debentures                                                                                 7,565,218

Employee stock options
                                                     ---------------------------------------------------------------


Diluted earnings per share factors          $167,197        13,206,128                 $697,977          13,206,128
                                            --------        ----------                ---------          ----------


Basic earnings per share                    $   0.01                                   $    0.11

Diluted earnings per share                  $   0.01                                   $    0.05


Options to purchase 136,700 shares, 80,000 shares and 1,550 shares of common stock at $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at December 31, 2000. Options to purchase 180,000 shares, 5,200 shares, 4,000 shares and 150,950 shares of common stock at $1.38 per share, $3.78 per share, $4.38 per share and $1.13 per share, respectively, were outstanding at December 31, 1999. These options were not included in the computation of diluted earnings per share because to do so would be antidilutive. These securities could potentially be dilutive in the future.